UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): April 16, 2015
Philip Morris International Inc. (Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Philip Morris International Inc. today announced the following changes affecting its named executive officers. In view of the forthcoming retirement of Matteo Pellegrini, Martin King, currently President, Latin America & Canada Region, will succeed Mr. Pellegrini as President, Asia Region. Jeanne Pollès, currently Senior Vice President, Corporate Affairs, will succeed Mr. King as President, Latin America & Canada Region. Miroslaw Zielinski, currently President, Eastern Europe, Middle East & Africa Region and PMI Duty Free, will become President, Reduced-Risk Products, and he will be succeeded in his current position by Drago Azinovic, who is currently President, European Union Region. Frederic de Wilde, currently Senior Vice President, Marketing & Sales, will succeed Mr. Azinovic as President, European Union Region. The foregoing changes will be effective July 1, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: April 16, 2015